UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2005

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

William Lyon Homes (the “Company”) has been advised that, on September 7, 2005, Wade H. Cable, a director and President and Chief Operating Officer of the Company, entered into a variable prepaid forward contract (the “Forward Contract”) by and among Wade H. Cable and Susan M. Cable, as trustees of the Cable Family Trust Est. 7-11-88 (the “Cable Trust”) and Credit Suisse First Boston Capital LLC (the “Buyer”). Pursuant to the Forward Contract, in exchange for a current payment of approximately $32,819,898 from the Buyer, the Cable Trust has an obligation to deliver up to 247,708 shares of Common Stock (subject to applicable adjustments) of the Company to the Buyer on September 8, 2008 (the “Settlement Date”) or may retain all or a portion of the shares subject to the Forward Contract and deliver the cash equivalent of such retained shares on the Settlement Date. The Company has been advised that this transaction was designed for the Cable Trust to realize some of the value of the Cable Trust shares while maintaining an opportunity to share in the Company’s future growth.

Except as may become required by law, the Company does not by filing this report undertake to report modifications, terminations or other activities under the Forward Contract, nor the future establishment of any such contracts or agreements by Mr. Cable or other officers or directors of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated September 9, 2005

	By:	/s/ Michael D. Grubbs
Michael D. Grubbs Senior Vice President, Chief Financial Officer and Treasurer

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